Exhibit 17



                                 GRANT THORNTON



September 17, 1997



Securities and Exchange Commission
Washington, D.C.  20549

     Re: Mike's Original, Inc.
            File No. 0-22431

Dear Sir or Madam:

     We have read Item 4 of the Form 8-K of Mike's Original, Inc. dated September 17, 1997, and agree with the statements contained therein.

Very truly yours,

/s/ Grant Thornton LLP

GRANT THORNTON LLP